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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                  JULY 19, 2000




                               CNET NETWORKS, INC.
               (Exact Name of Registrant as Specified in Charter)



          DELAWARE                      0-20939                  13-3696170
(State or Other Jurisdiction        (Commission File          (I.R.S. Employer
      of Incorporation)                 Number)             Identification No.)


                              150 CHESTNUT STREET,
                         SAN FRANCISCO, CALIFORNIA 94111
               (Address of Principal Executive Offices) (Zip Code)


               Registrant's Telephone Number, Including Area Code:
                                 (415) 395-7800


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ITEM 5. OTHER EVENTS.

MERGER AGREEMENT WITH ZIFF-DAVIS

On July 19, 2000, CNET Networks, Inc. and Ziff-Davis Inc. jointly announced that they had entered into a definitive merger agreement. The merger agreement provides for the merger of a subsidiary of CNET with and into Ziff-Davis with Ziff-Davis surviving the merger.

As a result of the merger, each share of ZD common stock (NYSE: ZD) will convert into 0.3397 shares of our common stock (NASDAQ: CNET) and each share of ZDNet common stock (NYSE: ZDZ) will convert into 0.5932 shares of our common stock. We expect to close the merger in the fourth quarter of 2000.

The merger agreement contains customary closing conditions, including approval from the stockholders of both companies and termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Softbank, which owns a majority of the voting stock in Ziff-Davis, and members of CNET management who together own about 20% of our voting stock, have agreed to vote for the transaction. We include as exhibits to this Form 8-K copies of the merger agreement, a voting agreement and a stockholders agreement between Softbank and CNET, a voting agreement between the chairman of CNET and Ziff-Davis, a voting agreement between the CEO of CNET and Ziff-Davis and a July 19, 2000 press release we and CNET jointly released, and we incorporate those documents by reference into this Form 8-K.

CAUTIONARY LEGEND REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K includes forward-looking information and statements that are subject to risks and uncertainties that could cause actual results to differ materially. These statements are often identified by words such as "expect", "anticipated" and "intend."

Statements regarding the expected date of completion of the transaction are subject to the risk that the closing conditions will not be satisfied, including the risk that Ziff-Davis will not complete the spin-off of its events business, that regulatory approvals will not be obtained or that the stockholders of CNET will not approve the merger.

Statements regarding the expected benefits of the transaction and the company's expected revenues and EBITDA margins are subject to the following risks: that expected synergies will not be achieved; that the businesses will not be integrated successfully; that merger costs will be greater than expected; the inability to identify, develop and achieve success for new products, services and technologies; increased competition and its effect on the company's pricing and need for marketing; the inability to establish or renew relationships with commerce, advertising, marketing, technology, and content providers, and to the general risks associated with the companies' businesses. For risks about CNET's business see its Form 10-K for the year-ended December 31, 1999 and subsequent Forms 10-Q and Forms 8-K, and for risks about Ziff-Davis's business, see its Form 10-K for the-year ended December 31, 1999 and subsequent Forms 10-Q

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and Forms 8-K, as well as its definitive proxy statement dated February 7, 2000 and other SEC filings.

Investors and security holders are urged to read the joint proxy statement/prospectus regarding the merger when it becomes available because it will contain important information. The joint proxy statement/prospectus will be filed with the Securities and Exchange Commission by CNET and Ziff-Davis. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents filed by CNET and Ziff-Davis at the Commission's web site at www.sec.gov. The joint proxy statement/prospectus and these other documents may also be obtained for free from the parties.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      [Not Applicable.]

(b)      [Not Applicable.]

(c)      Exhibits.

         The exhibits listed below and in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

     EXHIBIT NO.                TITLE
     -----------                -----
         2.1      Agreement and Plan of Merger, dated as of July 19, 2000, among
                  Ziff-Davis, the Company and Merger Sub.

         99.1     Press Release, dated as of July 19, 2000, of the Company.

         99.2     Stockholder Agreement, dated as of July 19, 2000, among the
                  Company, Softbank America Inc. and Softbank Corp.

         99.3     Voting Agreement, dated as of July 19, 2000, among the
                  Company, Softbank America Inc. and Merger Sub.

         99.4     Voting Agreement, dated as of July 19, 2000, between
                  Ziff-Davis and Shelby Bonnie.

         99.5     Voting Agreement, dated as of July 19, 2000, between
                  Ziff-Davis and Halsey M. Minor.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2000

                                        CNET NETWORKS, INC.


                                        By:  /s/ DOUGLAS WOODRUM
                                           -------------------------------------
                                           Name:    Douglas Woodrum
                                           Title:   Chief Financial Officer



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                                  EXHIBIT INDEX


Exhibit
Number   Description
------   -----------

2.1      Agreement and Plan of Merger, dated as of July 19, 2000, among
         Ziff-Davis, the Company and Merger Sub.

99.1     Press Release, dated as of July 19, 2000, of the Company.

99.2     Stockholder Agreement, dated as of July 19, 2000, among the
         Company, Softbank America Inc. and Softbank Corp.

99.3     Voting Agreement, dated as of July 19, 2000, among the Company,
         Softbank America Inc. and Merger Sub.

99.4     Voting Agreement, dated as of July 19, 2000, between Ziff-Davis and
         Shelby Bonnie.

99.5     Voting Agreement, dated as of July 19, 2000, between Ziff-Davis and
         Halsey M. Minor.


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